Exhibit 99.1

Susquehanna Bancshares, Inc. Expects Lower First Quarter 2009 Earnings

LITITZ, Pa.--(BUSINESS WIRE)--April 9, 2009--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) anticipates that first quarter 2009 diluted earnings per common share will be below expectations. This difference is primarily due to an expected increase in the provision for loan losses from $22.5 million in the fourth quarter of 2008 to $35.0 million in the first quarter of 2009, an expected increase in FDIC insurance from $0.7 million to $6.0 million for the same periods and an expected reduction in net interest margin (FTE) from 3.52% to 3.40% for the same periods. The increase in provision for loan losses is primarily due to an increase in nonaccrual loans from $105.3 million in the fourth quarter of 2008 to $153.5 million in the first quarter of 2009 and an increase in net charge-offs from $14.4 million to $16.6 million for the same periods. The reduction in net interest margin (FTE) is primarily due to mix in interest-bearing liabilities and the increase in nonaccrual loans noted above.

Susquehanna expects to release first quarter 2009 earnings on April 22, 2009. The press release will be posted under “News” in the Investor Relations section of Susquehanna’s Web site at www.susquehanna.net on the same date. Susquehanna also announced it will broadcast its first quarter 2009 conference call over the Internet on April 23, 2009, at 11:00 a.m. Eastern time. The conference call will include management’s discussion of first quarter 2009 results and may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the first quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 230 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $5 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, this release includes forward-looking statement regarding Susquehanna’s expected first quarter results and diluted earnings per common share. These statements are subject to certain risks and uncertainties including changes resulting from the completion of the first quarter financial statements and a review of Susquehanna’s books and records, unforeseen action taken by regulators, and the other risks set forth on Susquehanna’s filings with the Securities and Exchange Commission. As a result, actual results may differ materially from the forward-looking statements in this release. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

CONTACT:
Susquehanna Bancshares, Inc.
MEDIA CONTACT:
Stephen W. Trapnell
Corporate Communications Manager
717-625-6548
communications@susquehanna.net
or
INVESTOR RELATIONS CONTACT:
Abram G. Koser
Vice President Investor Relations
717-625-6305
ir@susquehanna.net